--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on July 19, 2002

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          STORAGE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  02-0450593
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification Number)

              11 RIVERSIDE STREET, NASHUA, NEW HAMPSHIRE 03062-1373
                                 (603) 880-3005
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     STORAGE COMPUTER CORPORATION 2002 SHORT-TERM DEFERRED COMPENSATION PLAN STORAGE COMPUTER CORPORATION 2002 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                 THEODORE J. GOODLANDER, CHIEF EXECUTIVE OFFICER
                          STORAGE COMPUTER CORPORATION
                               11 RIVERSIDE STREET
                                NASHUA, NH 03062
                                 (603) 880-3005
   (Name and address, including zip code and telephone number, including area code, of agent for service)


                                   copies to:
                                ANIL KHOSLA, ESQ.
                              PEABODY & ARNOLD LLP
                                 50 ROWES WHARF
                                BOSTON, MA 02110
                                 (617) 951-2100

                         CALCULATION OF REGISTRATION FEE

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    TITLE OF EACH CLASS                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
    OF SECURITIES TO BE          AMOUNT TO BE            OFFERING PRICE        AGGREGATE OFFERING
         REGISTERED               REGISTERED              PER SHARE (1)               PRICE            AMOUNT OF REGISTRATION FEE
====================================================================================================================================
Common stock, $0.001 par     1,500,000 shares (2)(3)         $1.93                $2,895,000                    $266.34
value per share
------------------------------------------------------------------------------------------------------------------------------------

(1) The price of $1.93, the average of the high and low prices ($2.10 and $1.75, respectively) of our common stock, $0.001 par value per share on the American Stock Exchange on July 18, 2002, is set forth solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable in connection with the shares of common stock registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the company's outstanding shares of common stock.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement is deemed to register an indeterminate amount of interests in the Storage Computer Corporation 2002 Short-Term Deferred Compensation Plan and the Storage Computer Corporation 2002 Nonqualified Employee Stock Purchase Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

              The following documents filed by Storage Computer Corporation (the "Company," "we" or "us") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

         (c) The Company's Current Reports on Form 8-K filed on January 16, 2002 and March 27, 2002; and

         (d) The description of the Company's Common Stock, $.001 par value per share, contained in the Company's Registration Statement on Form 8-A filed on February 5, 1995.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and constitute a part hereof from their respective dates of filing.

Item 4.  Description of Securities.

              Not applicable.

Item 5.  Interests of Named Experts and Counsel.

              The legality of the securities offered hereby will be passed upon for the Company by Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110. Paul J. Ayoub and Anil Khosla, partners of Peabody & Arnold LLP, are the Secretary and Assistant Secretary of the Company, respectively. As of the date of this prospectus, attorneys who have worked on substantive matters for the Company own fewer than 1000 shares of common stock of the Company in the aggregate.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (DGCL) permits indemnification of officers and directors in certain circumstances. As permitted by the DGCL, we have included a provision in our Amended and Restated Certificate of Incorporation, that, subject to certain limitations, eliminates our ability and that of our shareholders to recover monetary damages from a director of our company for breach of fiduciary duty as a director. Additionally, our By-Laws contain provisions that we must indemnify and make advances to officers and directors, for all liabilities which they incur in discharging claims made against them for their activities as our director or officer that are incurred during their tenure with us, except claims brought against an employee, officer or director, which are based upon acts of the employee, officer or director, that were not performed in "good faith."

         Limitation of Personal Liability of Directors. The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) violation of certain provisions of the DGCL with respect to unlawful distributions to shareholders, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission prior to the adoption of such a provision in the certificate of incorporation. Our Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors for monetary damages to the extent permitted under the DGCL.

         Indemnification of Directors and Officers. The DGCL establishes several mandatory rules for indemnification. Under the DGCL, a corporation may not indemnify any director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed proceeding, unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Our By-Laws contain provisions which require us to indemnify such persons to the full extent permitted by the DGCL.

         The DGCL also establishes several mandatory rules for indemnification. In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation except that with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Our By-Laws contain provisions which require us to indemnify such persons to the full extent permitted by the DGCL. However, no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

         Our By-laws contain provisions which require us to indemnify our directors, officers, employees or agents to the full extent permitted by the DGCL. Accordingly, we must indemnify such persons who are successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions for their reasonable expenses incurred therein, including attorney's fees.

         The DGCL and our By-Laws state that a determination must be made that a director or officer has met the required standard of conduct before a director or officer may be indemnified. The determination may be made by (i) a majority vote of disinterested directors, (ii) independent legal counsel (selected by the disinterested directors) or (iii) the shareholders.

         The DGCL and our By-Laws require us to advance reasonable expenses to a director or officer after such person provides an undertaking to repay us if it is determined that the required standard of conduct has not been met. In addition, our By-Laws permit us to advance expenses to other employees and agents in a similar manner.

         The indemnification and advancement of expenses described above under the DGCL is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

              Not applicable.

Item 8.  Exhibits.

Exhibit No.             Exhibit

*5.1                    Opinion of Peabody & Arnold LLP regarding legality.

*23.1                   Consent of BDO Seidman, LLP.

*23.2 Consent of Peabody & Arnold LLP (included in its opinion filed as Exhibit 5.1).

*24.1                   Power of Attorney (contained in signature page).

______________________
*Filed herewith.

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 9, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 18/th/ day of July 2002.

                                             STORAGE COMPUTER CORPORATION


                                             By:  /s/ Peter N. Hood
                                                 -------------------------------
                                                  Peter N. Hood
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         The undersigned directors and officers of Storage Computer Corporation hereby severally constitute and appoint Peter N. Hood and Theodore J. Goodlander as our true and lawful attorneys-in-fact and agents with full power of substitution, and each of them acting alone to execute in our name and behalf in the capacities indicated below any and all amendments to this registration statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact and agents shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

             Signature                                         Title                                       Date
             ---------                                         -----                                       ----
                                             Chairman of the Board of Directors and Chief              July 18, 2002
    /s/ Theodore J. Goodlander             Executive Officer (Principal Executive Officer)
---------------------------------
      Theodore J. Goodlander

                                                        President and Director                         July 18, 2002
       /s/ Edward A. Gardner
---------------------------------
         Edward A. Gardner

                                           Treasurer and Chief Financial Officer (Principal            July 18, 2002
         /s/ Peter N. Hood                        Financial and Accounting Officer)
---------------------------------
           Peter N. Hood

                                                               Director                                July 18, 2002
        /s/ Roger E. Gauld
---------------------------------
          Roger E. Gauld

                                                 Chief Operating Officer and Director                  July 18, 2002
        /s/ John L. Thonet
---------------------------------
          John L. Thonet

                                                               Director
_________________________________
           Steve S. Chen

                                                               Director                                July 18, 2002
       /s/ Thomas A. Wooters
---------------------------------
         Thomas A. Wooters

                                INDEX TO EXHIBITS

Exhibit No.             Exhibit

*5.1                    Opinion of Peabody & Arnold LLP regarding legality.

*23.1                   Consent of BDO Seidman, LLP.

*23.2 Consent of Peabody & Arnold LLP (included in its opinion filed as Exhibit 5.1).

*24.1                   Power of Attorney (contained in signature page).

_______________________
*Filed herewith.